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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported) SEPTEMBER 12, 1997



                       THE TRACKER CORPORATION OF AMERICA
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


                  0-24944                           86-0767918
            (Commission File Number)             (I.R.S. Employer
                                                Identification No.)



                  180 DUNDAS STREET WEST, SUITE 1502, TORONTO,
                             ONTARIO, CANADA M5G 1Z8
          (Address, Including Zip Code, of Principal Executive Offices)



                                 (416) 595-6222
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)


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          INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

     On Friday, September 12, 1997, the Federal Trade Commission (the "FTC") in a civil action obtained a Temporary Restraining Order ("TRO") in favor of the FTC against The Tracker Corporation of America (the "Registrant") in Federal Trade Commission v. The Tracker Corporation of America, Civil Action File No. 1:97-CV-2554-JEC. The TRO prohibited the Registrant from selling or offering for sale credit card registration or protection services ("Credit Card Services") to consumers in the United States and dissipating or otherwise depleting its assets. The TRO also required all financial institutions holding or receiving funds belonging to the Registrant to freeze those funds. The TRO was entered on an ex parte basis, preventing the Registrant from disputing or providing evidence adverse to the statements made by the FTC in its application for the TRO before the TRO was entered.

     On Monday, September 15, 1997, at 4:40 pm (EST) the parties executed, and the court entered, a Stipulation and Order for Preliminary Injunction with Asset Freeze and Other Equitable Relief (the "Stipulated Order"). In the Stipulated Order, the Registrant made no admission or denial as to the truth of the FTC's allegations. The Stipulated Order effectively replaced and dissolved the TRO, and the Registrant resumed selling its Credit Card Services.

     The Stipulated Order provides that the Registrant may not: (1) make false or misleading representations concerning (a) the Registrant's affiliation with a credit card issuer, (b) the Registrant's existing business relationship with a consumer, (c) the amount of time a consumer has to report the loss or theft of any credit card, or (d) a consumer's liability for any unauthorized use of a credit card; (2) fail to disclose to an inquiring consumer that federal law limits liability to $50.00 per credit card for unauthorized charges and that, in some instances, consumers have no liability for such charges; (3) refer to any governmental agency in any contact with consumers unless required by law; or (4) violate the FTC's Telemarketing Sales Rules.

   The items which the Registrant agreed to be restrained from representing to consumers are those which the law prohibits of all telemarketing concerns. In addition, they are items which the Registrant routinely attempts to prevent being told to consumers by telemarketers representing the Registrant. The Registrant is, therefore, not prevented from undertaking any action which would be otherwise legal without the entry of the Stipulated Order.


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   The Stipulated Order also provides that the funds being held by the
Registrant's banks will continue to be frozen until such time as the Court dissolves the Stipulated Order or the Registrant posts a performance bond in the amount of the funds held under the Stipulated Order. The Company's Atlanta litigation counsel advises that the funds frozen in said financial institutions are only those funds which were in those institutions between Friday, September 12, 1997 and Monday, September 15, 1997.

   Such counsel and Management believe the Registrant has not violated any law or regulation regarding sales to consumers by telephone and, therefore, the Registrant denies any wrongdoing and intends to vigorously contest the FTC action. If a permanent injunction were entered against the Registrant eliminating or materially restricting its ability to sell its Credit Card Services, the Registrant's business, financial condition and result of operations would be materially and adversely affected. If the Registrant were ordered to make or pay material amounts of restitution, damages, costs or legal fees, its business, financial condition and results of operations may be materially and adversely affected.

     The Company believes that the information contained in this Report which does not constitute historical facts constitutes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby. Such forward-looking statements involve important risks and uncertainties, including but not limited to the outcome of the FTC litigation and economic, competitive, governmental, technological and other factors discussed in this Report and in the Company's other filings with the Securities and Exchange Commission.

   There can be no assurance that the forward-looking information contained in this Report will prove to be accurate. There may be differences between the actual results or plans and the predicted results or plans. Actual results or plans may be materially different than those indicated in the forward-looking information contained in this Report.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date:  September 26, 1997.

                                          THE TRACKER CORPORATION OF
                                          AMERICA




                                          By:   /s/ I. Bruce Lewis
                                                -------------------------
                                                I. Bruce Lewis, President
                                                and Chief Executive
                                                Officer


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